                                                                  Exhibit (a)(2)


                      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

     AMENDMENT NO. 2 dated as of June 28, 2007 (the "Amendment") to the Deposit Agreement dated as of April 3, 2000 (the "Deposit Agreement"), among hanarotelecom incorporated (the "Company"), incorporated under the laws of the Republic of Korea, Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), and all Registered Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued thereunder.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

     WHEREAS, the Company has or intends to file a Form 15F with the Securities and Exchange Commission in order to deregister its ordinary shares under the Securities Exchange Act of 1934, as amended.

     WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs to reflect the Rule 12g3-2(b) exempt status of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                 AMENDMENTS TO DEPOSIT AGREEMENT AND FORM OF ADR
                 -----------------------------------------------

     SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.

     SECTION 2.02. All references in the Deposit Agreement to the Company shall be references to hanarotelecom incorporated and all references in the Deposit Agreement to the Depositary shall be references to Deutsche Bank Trust Company Americas (fka Bankers Trust Company)

     SECTION 2.03. Section 4.10 of the Deposit Agreement and the first paragraph of Article (11) of the form of Receipt are amended to read as follows:

     The Company publishes on its web site on an ongoing basis, or otherwise furnishes the United States Securities and Exchange Commission (the "Commission") with, certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. To the extent furnished to the Commission, such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F Street, NE, Washington, DC 20549.


     SECTION 2.04. The address of the Depositary set forth in Section 7.04 of the Deposit Agreement is amended to read as follows:

                    Deutsche Bank Trust Company Americas
                    60 Wall Street, 23rd Floor
                    New York, New York 10005  Attention: ADR Administration

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

     (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Form F-6Pos as executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of Korea, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of Korea, nor does any stamp or similar tax need to be paid in the Republic of Korea on or in respect of such agreements; and

     (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.


                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

     SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective on the date in which the Company becomes exempt from the continued reporting obligations of the Securities Exchange Act of 1934, as amended in accordance with Rule 12g3-2(b) promulgated thereunder (the "Effective Date").

     SECTION 4.02. Indemnification. The parties hereto shall remain subject to the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

     SECTION 4.03. Governing Law; Jurisdiction. The Deposit Agreement, the Amendment and the ADRs as amended hereby shall be governed by and construed in accordance with the laws of the State of New York. Any dispute, legal suit, action or proceeding arising out of or based upon the Deposit Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts of New York, New York.

     SECTION 4.04. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Holders shall become parties hereto by holding ADSs as of the Effective Date.

                                       HANAROTELECOM INCORPORATED


                                       By:    /s/ Janice Lee
                                              ---------------------
                                       Name:  Janice Lee
                                       Title: Senior Executive Vice President &
                                              CFO


                                       DEUTSCHE BANK TRUST COMPANY AMERICAS


                                       By:    /s/ Tom Murphy
                                         ---------------------
                                       Name:  Tom Murphy
                                       Title: Vice President

                                       By:    /s/ Clare Benson
                                              ---------------------
                                       Name:  Clare Benson
                                       Title: Vice President

                                    EXHIBIT A

                   FORM OF FACE OF AMERICAN DEPOSITARY RECEIPT

CUSIP Number: 409649209

                                                      AMERICAN DEPOSITARY SHARES
                                                 (Each American Depositary Share
                                                 represents one deposited Share)


                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                           AMERICAN DEPOSITARY RECEIPT
                      EVIDENCING AMERICAN DEPOSITARY SHARES
                          REPRESENTING COMMON SHARES OF
                          NOMINAL VALUE D 5,000 EACH OF
                          HANAROTELECOM, INCORPORATED.
             (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF KOREA)

     Deutsche Bank Trust Company Americas, as depositary (hereinafter called the "Depositary"), hereby certifies that __________________, or registered assigns is the owner of _________________ American Depositary Shares representing deposited common shares of par value Won 5,000 each, or evidence of rights to receive such shares (herein called "Shares") of hanarotelecom incorporated, incorporated under the laws of the Republic of Korea (herein called the "Company"). At the date of the Deposit Agreement, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal office of Korean Securities Depositary (herein called the "Custodian"). The ratio of American
Depositary  Shares to Shares is subject to  subsequent  amendment as provided in
Article IV of the Deposit Agreement. The Depositary's Corporate Trust Office is located at 60 Wall Street, New York. NY 10005.

     2.   THE DEPOSIT AGREEMENT.

     This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of April 3, 2000, as amended (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Registered Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Registered Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

     The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

     2.   SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

     Upon surrender of Receipts at the Depositary's Corporate Trust Office, or at such other offices as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts as provided in Section 5.09 of the Deposit Agreement and Exhibit B thereto and payment of all taxes and other governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Company's Articles of Incorporation, the Deposited Securities and the Deposit Agreement, and to any other restriction applicable thereto, the Registered Holder of such Receipts shall be entitled to delivery, to him or upon his order, of the Shares and any other Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipts. Delivery of such Shares and other Deposited Securities may be made by (a) book-entry transfer of Shares represented by the American Depositary Shares evidenced by such Receipt to an account in the name of the Registered Holder or as ordered by him and (b) the delivery at the office of the Custodian of any other securities, property and cash to which such Registered Holder is then entitled in respect of such Receipts to such Registered Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

     A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and if the Depositary so requires, the Registered Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Shares and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

     The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Registered Holder surrendering such Receipt, and at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional shares represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

     3.   TRANSFER OF RECEIPTS; COMBINATIONS AND SPLIT-UPS OF RECEIPTS.

     Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary or the Registrar, if any, by the Registered Holder hereof in person or by a duly authorized attorney, upon surrender at the Depositary's designated transfer offices of this Receipt, properly endorsed or accompanied by a properly executed instrument of transfer and duly stamped as required by applicable law. This Receipt may be split into other such Receipts, or may be combined with other such receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

     As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Foreign Registrar may require (a) payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or the Deposited Securities upon any applicable register and (iii) any applicable fees as provided in this Receipt;
(b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section
3.01 of the Deposit Agreement; (c) compliance with the provisions of the Company's Articles of Incorporation in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Incorporation; and (d) compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (ii) such reasonable regulations as the Depositary and Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

     The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Shares or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason.

     Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may suspend the withdrawal of all or any category of Deposited Securities (i) during any period when the register of shareholders or other relevant holders of the Company is closed, generally or in one or more localities, (ii) in order to comply with any applicable law or governmental or stock exchange regulation, or (iii) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act, as such instructions may from time to time be in effect, or any successor provision thereto. The Depositary is not under any obligation to ascertain or determine whether or not any such delivery should be refused and the Depositary shall not be liable for any loss, damages or other consequences arising from any such refusal. The Depositary may refuse to deliver Deposited Securities generally or in one or more localities if such refusal is deemed necessary or desirable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, stock exchange or other body or commission, or under any provision of the Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities which are required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

     4.   LIABILITY OF REGISTERED HOLDER FOR TAXES AND OTHER CHARGES.

     If any expense, transfer or registration fee, tax, duty, governmental or other charge (including, but not limited to, charges imposed by any court, regulatory body or central depositary for securities) shall become payable with respect to this Receipt or with respect to any Deposited Securities represented by American Depositary Shares evidenced hereby, such expense, transfer or registration fee, tax, duty, governmental or other charge shall be payable by the Registered Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions and may sell any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), the Registered Holder hereof remaining liable for any deficiency.

     Every Registered Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Registered Holder and/or Beneficial Owner excluding any claims (a) arising from the negligence or bad faith of the Depositary, the Custodian and any of their agents, officers, employees and Affiliates or (b) relating to any Pre-Release Transaction not engaged in or on behalf of such Registered Holder or Beneficial Owner.

     5.   REPRESENTATIONS AND WARRANTIES OF DEPOSITORS.

     Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable, and free of any preemptive rights, if any, of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) Shares presented for deposit are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be, Restricted Securities, and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts in respect thereof.

     6.   FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

     Any person presenting Shares for deposit or any Registered Holder or Beneficial Owner of a Receipt may be required by the Depositary or the Company from time to time (i) to file with the Depositary, the Company, or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or such Receipt, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Depositary or the Company may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably request by written request to the Depositary. The Depositary and the Registrar may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Company's and the Depositary's satisfaction. The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide the Company, in a timely manner, with copies thereof upon written request by the Company, unless such disclosure is prohibited by law.

     8.   CHARGES OF DEPOSITARY.

                  The Depositary shall be entitled to receive the following remuneration and reimbursement in respect of its services under the Deposit Agreement (a) from the Registered Holder (i) taxes and other governmental charges; (ii) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Registrar) and accordingly applicable to transfer of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal of Shares, on the making of deposits or withdrawals pursuant to Sections 2.02 or 2.06 of the Deposit Agreement; (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or the Registered Holders; (iv) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement (including, without limitation, expenses incurred on behalf of Registered Holders in connection with compliance with foreign exchange control restrictions); (v) a fee not in excess of $5.00 per 100 Receipts (or portion thereof) for the issuance and surrender, respectively of Receipts pursuant to the Deposit Agreement; (vi) a fee not in excess of $0.02 per American Depositary Share (or portion thereof) held for any cash distribution made pursuant to the Deposit Agreement; and (vii) a fee for the distribution of the Deposited Securities pursuant to the Deposit Agreement, such fee being an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities, but which securities were instead distributed by the Depositary to Registered Holders, (viii) together with all expenses, transfer and registration fees, taxes, duties, governmental or other charges payable by the Depositary, any Agent or the Custodian in connection with any of the above, including, but not limited to, charges imposed by any court, regulatory body or central depository for securities, and (b) from the Company (i) such sums and amounts as may have been agreed between the Company and the Depositary; (ii) all reasonable costs in connection with the delivery of information under Sections
4.10 and 5.06 of the Deposit Agreement; and (iii) in respect of any exceptional fees, taxes, duties, charges, costs and expenses which the Depositary finds it necessary or desirable or is required to undertake or to pay in the performance of its obligations under this agreement, such additional remuneration as shall be agreed between the Depositary and the Company.

     Subject to the above paragraph all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid by the Company to the Depositary upon demand therefore.

     9.   PRE-RELEASE OF SHARES AND RECEIPTS.

     The Depositary may issue Receipts against evidence of rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph. Subject to the further terms and provisions of this Article 8, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in Receipts to the extent permissible under applicable law.

     In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit

Agreement (each such transaction is hereinafter referred to as a "Pre-Release"). The Depositary may, subject to the provisions of Section 2.06 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been pre-released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been pre-released. The Depositary may-receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered that such person, or its customer, beneficially owns the Shares to be remitted, as the case may be, and that such person or its customer agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, and unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares (b) at all times fully collateralized with cash or other collateral the Depositary deems appropriate, (c) terminable by the Depositary on five (5) business days notice, and (d) subject to such further indemnities and credit regulation as the Depositary deems reasonably appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems reasonably appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Registered Holder under this Receipt and the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Registered Holder as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

     9.   TITLE TO RECEIPTS.

     Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that until this Receipt is transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Receipt or the Deposit Agreement to any Beneficial Owner or holder of a Receipt unless such Beneficial Owner or holder is the Registered Holder hereof.

     10.  VALIDITY OF RECEIPT.

     This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

     10.  REPORTS; INSPECTION OF TRANSFER BOOKS.

     The Company publishes on its web site on an ongoing basis, or otherwise furnishes the United States Securities and Exchange Commission (the "Commission") with, certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. To the extent furnished to the Commission, such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F Street, NE, Washington, DC 20549.

     The Depositary shall make available for inspection by Registered Holders of Receipts at the Depositary's Corporate Trust Office any notices, reports and other communications received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Securities and (b) generally available to the holders of such Deposited Securities by the Company.

     The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian, of any notices, reports and other communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and/or, at the written request of the Company and at the Company's expense, make such notices, reports and other communications available to all Registered Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Depositary and Custodian may rely upon such copies for all purposes of this Receipt and the Deposit Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and communications available for inspection by Registered Holders at the Depositary's Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

     The Depositary will keep at its Corporate Trust Office a book or books for the transfer and registration of Receipts which at all reasonable times shall be open for inspection by the Registered Holders of Receipts; provided that such inspection shall not be for the purpose of communicating with Registered Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

     The Depositary may close the books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

     11.  GOVERNING LAW.

     The Deposit Agreement and the Receipts shall be governed by and construed in accordance with the laws of the State of New York. Except as set forth in the following sentence, the Company and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

     The Company irrevocably designates, appoints and empowers CT Corporation System located at 111 Eighth Avenue, New York, NY 10011 (the "Agent") its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the United States on the terms and for the purposes of
Section 7.06 of the Deposit Agreement and with the prior consent of the Depositary, which consent shall not be unreasonably withheld, and the Company shall notify the Depositary of the address of such new agent. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.04 of the Deposit Agreement. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based on the Deposit Agreement.

     In addition, the Company and the Depositary hereby agree that in the event that a Registered Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under the Deposit Agreement or (b) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Depositary has any claim for indemnification or otherwise, against the Company arising out of the subject matter of such suit, action or proceeding, then the Depositary may pursue such claim against the Company in the state or federal court in the United States in which such suit, action or proceeding is pending and, for such purposes, the Company irrevocably submits to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

     The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in Section 7.06 of the Deposit Agreement, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

     The provisions of Section 7.06 of the Deposit Agreement shall survive any termination of the Deposit Agreement in whole or in part.


Dated:
       -----------------------
DEUTSCHE BANK TRUST COMPANY AMERICAS,
     as Depositary


By:
       -----------------------

     The address of the Corporate Trust office is located at 60 Wall Street, New York, NY 10005.

                           FORM OF REVERSE OF RECEIPT

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

     13.  DIVIDENDS AND DISTRIBUTIONS.

     Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, if practicable in the opinion of the Depositary, give notice to the Registered Holders of its receipt of such payment, specifying the amount per Share payable in respect of such dividend or distribution and the estimated date, as determined by the Depositary for such payments and shall convert or cause to be converted such dividend or distribution into Dollars and will promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in the Deposit Agreement) to the Registered Holders entitled thereto; provided, however, that in the event that any of the deposited Shares is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Registered Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Company or the Depositary is required to withhold and does withhold from such cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly.

     Whenever the Depositary or the Custodian receives any distribution upon the Deposited Securities other than cash, Shares or rights pursuant to Section 4.01,
4.03 or 4.04 of the Deposit Agreement if permissible under the laws and regulations of Korea, the Depositary will, after obtaining, at the Company's expense, opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause such amount of the securities or property received by it to be distributed to the Registered
Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution net of expenses of the
Depositary; provided, however, that if in the opinion of the Depositary such distribution cannot be made among the Registered Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by each of them, or if for any other reason the Depositary deems such distribution not to be lawful or feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 and Exhibit B of the Deposit Agreement) shall be distributed by the Depositary to the Registered Holders of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement.

     If any distribution made by the Company with respect to the Deposited Securities and received by the Depositary shall remain unclaimed at the end of 12 years from the first date upon which such distribution is made available to Registered Holders and subject to any applicable laws, all rights of the Registered Holders to such distribution or the proceeds of the sale thereof shall be extinguished and the Depositary shall return the same to the Company for its own use and benefit (except for any distribution upon the liquidation of the Company when the Depositary shall retain the same) and the Depositary shall have no obligation therefor or liability with respect thereto.

     No distributions to Holders pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

     If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests, distribute to the Registered Holders of Receipts on the record date fixed pursuant to Section
4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by each of them, additional Receipts in the same form for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.12 of the Deposit Agreement and the payment of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 and Exhibit B of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares, the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

     Before making any distribution or other payment in respect of any Deposited Securities, the Company will make such deductions, if any, which, by any applicable laws or regulations, the Company is required to make in respect of any income, capital gains or other taxes (including interest and penalties) and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or gains or other payments or any document signed in connection therewith or any capital gains or other taxes payable by the Registered Holders. The Company or its agent will remit to the appropriate governmental agency in Korea all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Registered Holders of Receipts.

     15.  RIGHTS.

     In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall as soon as practicable give notice to the Registered Holders of such offer (unless notified by the Company that such offer or invitation should not be made), specifying, if applicable, the earliest date established for acceptance thereof, the last date established for acceptance thereof and the manner by which and time during which Registered Holders may request the Depositary to exercise such rights as provided below or, if such be the case, give details of how the Depositary proposes to distribute the rights or to dispose of such rights and make the net proceeds available to such Registered Holders in accordance with the procedures for distributing cash provided for in Section 4.01 of the Deposit Agreement, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Registered Holders or to dispose of such rights and make the net proceeds available to such Registered Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Registered Holders but not to other Registered Holders, the Depositary may distribute to any Registered Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Registered Holder, warrants or other instruments therefore in such form as it deems appropriate.

     In circumstances in which rights would otherwise not be distributed generally, if the Company determines in its discretion that it is lawful and feasible to make such rights available, by means of warrants or otherwise, to certain Registered Holders, the Depositary will, subject to applicable law, make such rights available to such Registered Holders, upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Registered Holder has executed such documents as the Company and the Depositary have determined are reasonably required under applicable law.

     If the Company has distributed warrants or other instruments for rights to all or certain Registered Holders, then upon instruction from any such Registered Holder pursuant to such warrants or other instruments to the Depositary from such Registered Holder to exercise such rights, upon payment by such Registered Holder to the Depositary for the account of such Registered Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Registered Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Registered Holder. As agent for such Registered Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Registered Holder. In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable
U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

     If the Company determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Registered Holders, it may sell the rights, warrants or other instruments (either by public or private sale and otherwise at its discretion subject to Korean laws and regulations) in proportion to the number of American Depositary Shares held by the Registered Holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 and Exhibit B of the Deposit Agreement and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of the Deposit Agreement) for the account of such Registered Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Registered Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise.

     The Depositary will not offer rights to Registered Holders unless it has received from the Company evidence, as provided in Section 5.07 of the Deposit Agreement, to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Registered Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Registered Holder is exempt from such registration. Nothing herein or in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement in effect or to register such rights or the securities presented thereby under the Securities Act or any other applicable law.

     The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Registered Holders in general or any Registered Holder in particular, any foreign exchange exposure or loss incurred in connection with such sale, or any liability to the purchaser of such rights, warrants or other instruments.

     16.  CONVERSION OF FOREIGN CURRENCY.

     Whenever the Depositary or the Custodian shall receive foreign currency, received by way of dividends or other distributions or in the form of the net proceeds from the sale of securities, property or rights, and if, at the time, the foreign currency so received can, in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted as, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency and any expenses incurred on behalf of the Registered Holder in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the Registered Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation, in either case, without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Registered Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 and Exhibit B of the Deposit Agreement.

     If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing, nor shall it be liable for failure to receive approval or license.

     If at any time the  Depositary  shall  determine  that in its  judgment any foreign currency received by the Depositary is not convertible into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the good faith opinion of the Depositary is not obtainable, or if any such approval or license is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Registered Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency for the respective accounts of such persons, uninvested and without liability for interest.

     If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Registered Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Registered Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall at the direction of the Company, but subject to any applicable laws and regulations, either (i) distribute or make available for distribution such balance to the persons who were Registered Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.

     16.  RECORD DATES.

     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, the Depositary shall fix a record date (a) for the determination of the Registered Holders of Receipts who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement. Such record date will, to the extent practicable, be the same record date as any corresponding record date set by the Company for such purpose.

     17.  VOTING OF DEPOSITED SECURITIES.

     The instructions of Registered Holders shall be obtained with respect to the voting rights attached to the Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon receipt of such instructions, the Depositary shall endeavor insofar as is practicable and permitted under the applicable provisions of law and of the Articles of Incorporation governing Deposited Securities of the Company to vote or cause to be voted the amount of Deposited Securities represented by such American Depositary Shares in accordance with the instructions.

     In the event that the Depositary receives express instructions from Registered Holders to demand a poll with respect to any matter to be voted on by Holders, the Depositary may notify the Chairman or a person designated by the Chairman of such instructions and request the Chairman or such designee to demand a poll with respect to such matters and the Company agrees that the Chairman or such designee will demand a poll at the meeting at which such matters are to be voted on and to vote such Shares in accordance with such Registered Holder's instructions; provided; however, that prior to any demand of a poll or request to demand poll by the Depositary upon the terms set forth herein, the Company shall, at its expense, deliver to the Depositary an opinion of Korean counsel, reasonably satisfactory to the Depositary. The Depositary shall not have any obligation to demand a poll or request the demand of a poll if the Company shall not have delivered to the Depositary the local counsel opinion set forth in the Deposit Agreement.

     The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt other than in accordance with such instructions from the Registered Holder, or as provided below. The Depositary may not itself exercise any voting discretion over any Shares. If the Depositary does not receive instructions from any Registered Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Registered Holder's Receipts on or before the date established by the Depositary for such purpose, such Registered Holder shall be deemed, and the Depositary shall deem such Registered Holder, to have instructed the Depositary to give discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided that (x) no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of the holders of Shares will be adversely affected and (y) the Depositary shall not have any obligation to give such discretionary proxy to a person designated by the Company if the Company shall not have delivered to the Depositary any local counsel opinion and representation letter required to be delivered pursuant to the Deposit Agreement.

     Holders and Beneficial Owners shall not have, and shall not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Shares under applicable Korean law.

     18.   CHANGES    AFFECTING    DEPOSITED    SECURITIES,    RECLASSIFICATION,
RECAPITALIZATIONS, ETC.

     Upon any change in nominal value, sub-division, cancellation, consolidation, or any other reclassification of Deposited Securities, or upon any reduction of capital, recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or replacement or otherwise in respect of such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and Receipts shall, subject to the provisions of the Deposit Agreement, and applicable law, evidence American Depositary Shares representing the right to receive such additional Deposited Securities. Alternatively, the Depositary may, with the Company's approval and pursuant to applicable law, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement, the receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Deposited Securities, or call for the surrender of outstanding Receipts, to be exchanged for new Receipts specifically describing such new Deposited Securities. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts.

     Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Registered Holders, the Depositary may with the Company's approval and shall if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Registered Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Registered Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Registered Holders in general or any Registered Holder or Registered Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or
(iii) any liability to the purchaser of such securities.

          19.  LIABILITY OF THE COMPANY AND DEPOSITARY.

     Neither the Depositary, the Custodian nor the Company nor any of their respective directors, officers, employees or agents, assumes any obligation or shall be subject to any liability (including, without limitation, as to the Depositary and Custodian, liability with respect to the validity or worth of the Deposited Securities) under the Deposit Agreement to Registered Holders or Beneficial Owners of Receipts, other than that each of them agrees to perform its obligations and duties specifically set forth in the Deposit Agreement without negligence or bad faith.

     Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

     Neither the Depositary, the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Registered Holder or Beneficial Owner of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

     Neither the Depositary nor its agents shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith and in accordance with the terms of the Deposit Agreement.

     No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

     20. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY; APPOINTMENT OF SUBSTITUTE OR ADDITIONAL CUSTODIANS.

     Subject to the provisions of the next paragraph, the Company may terminate the appointment of the Depositary under the Deposit Agreement by giving at least 60 days' notice in writing to the Depositary and the Custodian, and the Depositary may resign as Depositary by giving at least 60 days' notice in writing to the Company and the Custodian. Within 30 days after the giving of such notice, notice thereof shall be duly given by the Depositary to the Registered Holders. In the event a successor depositary has not been appointed and accepted its appointment within 60 days, the Depositary may terminate the Deposit Agreement as provided in Section 6.02 thereof.

     The Company may appoint a successor depositary hereunder or establish another deposit facility with another depositary bank if the difference between the amount of the Depositary's contribution and the amount of fees paid to the Depositary for the issuance of Receipts and payment of dividends is repaid to the Depositary. The Company may appoint a successor depositary hereunder or establish another deposit facility with another depositary bank without such difference being repaid to the Depositary only if (a) a period of ten years has passed since the date hereof or (b) a dispute with respect to the services provided by the Depositary hereunder remains unresolved after a period of three months from the date such problem was first brought to the attention of the Depositary by the Company.

     The termination of the appointment or the resignation of the Depositary shall take effect on the date specified in such notice; provided that no such termination of appointment or resignation shall take effect until the appointment by the Company of a successor Depositary as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company, unless the Company shall desire the termination of the Deposit Agreement as provided in Section 6.02 thereof, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York with effect from the date of termination or resignation specified in such notice as soon as reasonably possible following notice of such termination or resignation. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however, that such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Registered Holders of all outstanding Receipts and such other information relating to Receipts and Registered Holders thereof as the successor may reasonably request. The
Depositary shall promptly mail notice of the appointment of the successor depositary to the Registered Holders of Receipts and the Custodian.

     Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

     The Depositary may appoint one or more agents to act as its Custodian under the Deposit Agreement. The Depositary has initially appointed Korean Securities Depositary as Custodian and agent of the Depositary for the purpose of the Deposit Agreement. Any Custodian in acting under the Deposit Agreement shall be subject at all times and in all respects to the directions of the Depositary, and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. If upon the effectiveness of such resignation there shall be no Custodian acting, the Depositary shall, promptly after receiving such notice, appoint, subject to the written approval of the Company which shall not be unreasonably withheld, a substitute custodian that is organized under the laws of Korea which shall thereafter be a Custodian. Whenever the Depositary in its discretion determines that it is in the best interest of the Registered Holders to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement subject in each instance to the written approval of the Company. Upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to any other Custodian or such substitute or additional custodian or custodians as the Depositary shall instruct. Each such substitute or additional custodian or custodians shall deliver to the Depositary, forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.

     Upon the appointment of any successor depositary, any Custodian then acting shall forthwith become, without any further act or writing, the agent of such successor depositary, and the appointment of such successor depositary shall in no way impair the authority of any Custodian; provided, however, that the successor depositary so appointed shall, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent of such successor depositary.

     21.  AMENDMENT.

     The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of increasing, any fees or charges payable by the Registered Holders of Receipts (other than the fees of the Depositary for the execution and delivery or cancellation of Receipts and taxes on other governmental charges, registration fees and cable, telex or facsimile transmission, delivery expenses), or which shall otherwise prejudice any substantial existing right of Registered Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Registered Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Registered Holders, shall be deemed not to prejudice any substantial rights of Registered Holders or Beneficial Owners. Every Registered Holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby except an order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules and no losses, costs, expenses, taxes and charges incurred by the Registered Holders and Beneficial Owners as a result of such new laws, rules or regulations shall be borne by the Depositary. Every Registered Holder and Beneficial Owner at the time such new laws, rules and regulations so become effective shall be deemed, by continuing to hold such American Depositary Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Registered Holders or within any other period of time as required for compliance.

     22.  TERMINATION OF DEPOSIT AGREEMENT.

     The Depositary shall at any time, at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Registered Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing such notice of termination to Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.

     During the period beginning on the date of the giving of such notice by the Depositary to the Registered Holders and ending on the date on which such termination takes effect, each Registered Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 and Exhibit B of the Deposit Agreement, and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.

     The Company shall only be entitled to terminate the appointment of the Depositary pursuant to Section 6.02 of the Deposit Agreement where the Depositary has failed to perform its obligations under this Agreement or has been negligent in the performance of such obligations. In addition, the Depositary and the Company agree to consult upon and to attempt to resolve in good faith any matters (including, without limitation, any disputes) relating to the services provided by the Depositary to the Company under this Agreement.

     If any Receipts shall remain outstanding six months after the date of termination, the Depositary shall, if practicable, sell the Deposited Securities then held under the Deposit Agreement by public or private sale as it may deem appropriate (but shall have no liability with respect to such sale) and, as soon as reasonably practicable thereafter, deliver the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Registered Holders of Receipts which have not theretofore been surrendered, such Registered Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash without interest (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Registered Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Deposit Agreement, the Depositary and the Company shall be discharged from all obligations under the Deposit Agreement except for their respective obligations under Section 5.08 of the Deposit Agreement and the Company's obligations to the Depositary under
Section 5.09 of the Deposit Agreement.

     In the event that the Company terminates the Deposit Agreement, the Company shall reimburse the Depositary for any portion of any amounts paid to the Company by the Depositary in connection with the offer of American Depositary Receipts, which remain outstanding at the time of such termination, such amounts not having been recovered by the Depositary through issuance and dividend fees in accordance with the Deposit Agreement.